                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                     Wells Gardner Electronics Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              [WELLS-GARDNER LOGO]

                           2701 North Kildare Avenue
                            Chicago, Illinois 60639

                                                                  March 19, 1999

To Our Shareholders:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation which will be held at the General Offices of the Company, 2701 North Kildare Avenue, Chicago, Illinois, Tuesday, April 27, 1999, at 2:00 P.M. Central Daylight Savings Time. All holders of common shares of the Company as of the close of business on Friday, March 12, 1999, are entitled to vote at the Annual Meeting.

     Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the meeting and shareholders will have an opportunity to ask questions. We plan to adjourn the meeting at approximately 3:00 P.M., but members of senior management will remain to answer any additional questions you may have.

     WE HOPE YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO MAKE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING.

                                              Sincerely,

                                              /s/ Anthony Spier

                                              Anthony Spier
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                     WELLS-GARDNER ELECTRONICS CORPORATION

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS -- APRIL 27, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation will be held on Tuesday, April 27, 1999, at 2:00 P.M., Central Daylight Savings Time, at the general offices of the Company, 2701 North Kildare Avenue, Chicago, Illinois, for the following purposes:

     1. To elect nine directors;

     2. To consider and vote upon a proposal to adopt the Company's 1999 Stock Purchase Plan;

     3. To consider and vote upon a proposal to ratify the appointment of KPMG LLP, as independent public accountants of the Company for the current fiscal year;

     4. To act upon any other business which may properly be brought before the meeting.

The close of business on March 12, 1999, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

                                              By Order of the Board of
                                              Directors,

                                              Gene Ahner
                                              Corporate Secretary

March 19, 1999

                     WELLS-GARDNER ELECTRONICS CORPORATION

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TUESDAY, APRIL 27, 1999

     This Proxy Statement is being sent on or about March 19, 1999, to all holders of common shares, $1.00 par value ("Common Stock"), the only class of stock outstanding, of Wells-Gardner Electronics Corporation, 2701 North Kildare Avenue, Chicago, Illinois 60639 (the "Company"), entitled to vote at the Annual Meeting of Shareholders on Tuesday, April 27, 1999 (the "Meeting"), in order to furnish information relating to the business to be transacted.

VOTING PROCEDURES

     Shareholders of record at the close of business on March 12, 1999, are entitled to vote at the Meeting. As of that date, there were approximately 4,293,547 shares of Common Stock outstanding. Shareholders are entitled to one vote per share owned on the record date, and with respect to the election of directors, shareholders have cumulative voting rights. Under cumulative voting, each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, and such shareholder may cast such votes for one nominee or distribute them in any manner among any number of nominees.

     A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

     You may revoke your proxy at any time before it is actually voted at the Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Meeting and withdrawing the proxy. You may also be represented by another person present at the Meeting by executing a proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the Meeting will be voted as indicated.

     Unless otherwise indicated on the proxy card, votes represented by all properly executed proxies will be distributed equally among the nominees for director named herein, except that if additional persons are nominated, the proxies will have discretionary authority to cumulate votes among the nominees named herein. The withholding of authority to vote for any individual nominee or nominees will permit the proxies to distribute the withheld votes in their discretion among the remaining nominees. In addition, where specific instructions are not indicated, the proxy will be voted FOR the adoption of the 1999 Stock Purchase Plan and the FOR the ratification of appointment of the selection of KPMG LLP as independent auditors for the current fiscal year.

     Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares represented at the Meeting and entitled to vote is required for the election of directors and the affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote is required for the adoption of the Company's 1999 Stock Purchase Plan and ratification of appointment of KPMG LLP and for any other matters which may be submitted for consideration. Abstentions are included in the determination of the number of shares present for purposes of determining if a quorum is present. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the Meeting as to matters for which a non-vote is indicated on the broker's proxy and will not affect the determination of the outcome of the vote on any proposal to be decided at the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The cost of soliciting proxies will be borne by the Company. The Company will solicit shareholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     A copy of the 1998 Annual Report to Shareholders, which includes the consolidated financial statements of the Company for 1998, was mailed to the shareholders on or about March 19, 1999.

                             ELECTION OF DIRECTORS

     The bylaws of the Company provide that the number of directors of the Company shall be from five to nine, as fixed from time to time by the Board of Directors. The size of the Board is currently set at nine members. Shareholders are entitled to cumulative voting in the election of directors. See "Voting Procedures" herein. Directors will hold office until the next Annual Meeting and until their successors are duly elected and qualified, or until their earlier death or resignation. The Board of Directors has inquired of each nominee and has ascertained that each will serve if elected. In the event that any of these nominees should become unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by the proxy cards returned will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy card.

INFORMATION CONCERNING NOMINEES

ANTHONY SPIER                                         DIRECTOR SINCE APRIL, 1990

Anthony Spier, age 55, has been Chairman of the Board, President and Chief Executive Officer since April 1994. Before joining the Company, Mr. Spier was President of Bruning Corporation, a manufacturer of drafting equipment and supplies, from 1989 to 1994. Prior thereto, he was Vice President of AM International, and President of the International Division of AM International. He is a member of the Executive and Acquisition Committee.

JOHN R. BLOUIN                                        DIRECTOR SINCE APRIL, 1989

John R. Blouin, age 52, has been President of James Industries, Inc. since 1982. James Industries, a sales representative organization serving the electronics and computer industries, has served the Company as a sales representative since 1979. See "Compensation Committee Interlocks and Insider Participation" for additional disclosure regarding James Industries, Inc. Prior to joining James Industries in 1980, Mr. Blouin served in a variety of sales management and marketing positions with General Electric Corporation. Mr. Blouin also serves as a director of American

Manufacturing and Technology Inc., an electronic design and manufacturing company. He is chairman of the Compensation Committee.

MARSHALL L. BURMAN                                   DIRECTOR SINCE AUGUST, 1998

Marshall L. Burman, age 69, is of Counsel to Wildman, Harrold, Allen & Dixon. Prior to 1992, Mr. Burman was Managing Partner of Arvey, Hodes, Costello & Burman. Mr. Burman is a current member and former chairman of the Illinois State Board of Investments. He is a member of the Compensation Committee.

JERRY KALOV                                        DIRECTOR SINCE FEBRUARY, 1999

Jerry Kalov, age 63, is Vice Chairman of the Board of Cobra Electronics Corporation (NASDAQ: COBR). Prior thereto, Mr. Kalov was President and Chief Executive Officer of Cobra Electronics Corporation, retired January 1, 1998. Mr. Kalov also serves as a director of Quion Inc., an OEM supplier to the automotive industry. Mr. Kalov is also a Governor and a member of the Executive Committee of the Electronic Industries Alliance.

IRA J. KAUFMAN                                     DIRECTOR SINCE FEBRUARY, 1997

Ira J. Kaufman, age 71, is Senior Managing Director of Mesirow Financial since 1995. Prior thereto, Mr. Kaufman was Chairman of the Board and Chief Executive Officer of Rodman & Renshaw Inc. Mr. Kaufman was also Chairman of the Board and Chief Executive Officer of Exchange National Bank of Chicago. He is a member of the New York Stock Exchange, American Stock Exchange, Chicago Board of Trade, Chicago Board Options Exchange and National Association of Securities Dealers. He is a member of the Acquisition Committee.

FRANK R. MARTIN                                      DIRECTOR SINCE AUGUST, 1997

Frank R. Martin, age 52, is Senior Partner of the law firm Righeimer, Martin and Cinquino, P.C. Mr. Martin has been associated with this firm since 1974. He is a chairman of the Audit Committee and a member of the Executive Committee.

JAMES J. ROBERTS, JR.                                 DIRECTOR SINCE APRIL, 1982

James J. Roberts, Jr., age 54, has been Chairman of the Board and Chief Executive Officer of James Industries, Inc. since its incorporation in 1977. James Industries, a sales representative organization serving the electronics and computer industries, has served the Company as a sales representative since 1979. See "Compensation Committee Interlocks and Insider Participation" for additional disclosure regarding James Industries, Inc. He is chairman of the Executive Committee and a member of the Acquisition Committee.

RANDALL S. WELLS                                      DIRECTOR SINCE APRIL, 1996

Randall S. Wells, age 47, has been Executive Vice President and General Manager of the Company since 1987. Mr. Wells has been employed by the Company since 1971 in various positions.

ERNEST R. WISH                                       DIRECTOR SINCE AUGUST, 1995

Ernest R. Wish, age 67, is Chairman of the Board of WRM, Inc. a residential real estate management firm. Mr. Wish also held the position as the Director of Revenue from 1995 to 1996, and was City Clerk from 1993 to 1995, for the City of Chicago. Prior thereto, Mr. Wish was Managing Partner of the Chicago and Midwest Regional offices of Coopers & Lybrand LLP, a public accounting firm. Mr. Wish also serves as a director of Evans, Inc. He is chairman of the Acquisition Committee and a member of the Audit and Compensation Committees.

     The shares represented by the proxy cards returned will be voted FOR the election of these nominees, as specified under "Voting Procedures" herein, unless specified otherwise.

VOTING RIGHTS AGREEMENT

     The Company, Anthony Spier, John R. Blouin, James J. Roberts, Jr., Randall
S. Wells and James Industries, Inc. are parties to a voting rights agreement (the "Voting Rights Agreement") dated December 9, 1998, governing the voting of Common Stock for directors of the Company. Pursuant to the Voting Rights Agreement, the parties have agreed to vote their shares of Common Stock at each election of directors for such slate of nominees as the Executive Committee of the Board designates, provided that such slate shall always include Anthony Spier, John R. Blouin, James J. Roberts, Jr., Randall S. Wells and or any of them as are willing and able to serve as directors (collectively, the "Designated Directors"). In any election of directors of the Company in which the number of nominees exceeds the number of directors to be elected, the agreement provides that the parties will vote in a manner to assure the election of the greatest number of Designated Directors or their successors. The Voting Rights Agreement terminates on the earlier of the termination of the Sales Representative Agreement between the Company, James Industries, Inc., James J. Roberts, Jr. and John R. Blouin (see "Compensation Committee Interlocks and Insider Participation" herein) or December 31, 2003.

BOARD COMPENSATION

     Employee directors do not receive additional compensation for serving on the Board of Directors. At the 1996 Annual Meeting, the shareholders approved the Nonemployee Director Stock Plan. The Nonemployee Director Stock Plan, as amended by the Board in February, 1999, provides that for each quarter the director is a Board member and each Board or Committee meeting attended, each nonemployee director will receive $1,500 in value either as: (i) fair market value of Common Stock, or (ii) a combination of Common Stock and a cash payment in the amount sufficient to offset the tax liability incurred in connection with the receipt of such stock. The closing Common Stock price on the day of each meeting will set the basis price for such payment. The Nonemployee Director Stock Plan, as amended, also provides that nonemployee directors will receive stock options for a number of shares of Common Stock equal to one percent of the number of shares of Common Stock outstanding on the date of grant divided by the number of eligible directors, to be granted to nonemployee directors in office upon final adjournment of an annual meeting of shareholders. The Company also pays the premiums for directors' and officers' liability insurance policies. The Board of Directors met seven times in 1998. All directors attended at least 95 percent of the aggregate number of Board and Committee meetings on which they served in 1998.

COMMITTEES OF THE BOARD

     The Board of Directors has a standing Audit, Executive, Compensation and Acquisition Committee. Although the Board has no nominating committee, the Executive Committee deals with matters relating to nominations to the Board.

AUDIT COMMITTEE

     The Audit Committee consists of Frank R. Martin and Ernest R. Wish. The Audit Committee met four times during 1998. It also meets separately with representatives of the Company's independent auditors and with representatives of senior management. The Audit Committee reviews and makes recommendations to the Board regarding a number of operating matters including: (i) the general scope of audit coverage; (ii) the fees charged by the independent auditors; and
(iii) matters relating to the Company's internal control systems.

EXECUTIVE COMMITTEE

     The Executive Committee consists of James J. Roberts, Jr., Frank R. Martin and Anthony Spier. The Executive Committee, which met two times during 1998, has the authority to take all actions that could be taken by the Board of Directors, except as provided by statute. It may meet between regularly scheduled Board meetings to take such action as is necessary for the efficient operation of the Company.

     The Executive Committee's duties relating to nominations to the Board include proposing a slate of directors for election by the shareholders at each Annual Meeting and proposing candidates to fill vacancies on the Board. It conducts research to identify suitable candidates for Board membership, and seeks individuals who will make a substantial contribution to the Company. It will consider candidates proposed by shareholders. Generally, candidates must be highly qualified and affirmatively desirous of serving on the Board. They should represent the interests of all shareholders and not those of a special interest group. Any shareholder wishing to propose a candidate for consideration should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company.

COMPENSATION COMMITTEE

     The Compensation Committee consists of John R. Blouin, Marshall L. Burman and Ernest R. Wish. The Compensation Committee met five times during 1998. The Compensation Committee administers the Company's Amended and Restated Incentive Stock Plan. See "Report of the Compensation Committee" herein. The Compensation Committee also makes recommendations to the Board with respect to the compensation paid to the Chief Executive Officer and other executive officers. See "Report of Board of Directors on Compensation" herein.

ACQUISITION COMMITTEE

     The Acquisition Committee consists of Ernest R. Wish, Ira J. Kaufman, James
J. Roberts, Jr. and Anthony Spier. The Acquisition Committee met three times during 1998. The Acquisition Committee identifies and makes recommendations to the Board regarding possible acquisitions and other investment opportunities of the Company.

                        SECURITIES BENEFICIALLY OWNED BY
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     Set forth in the following table are the beneficial holdings on December 31, 1998, of each person known by the Company to own beneficially more than five percent of its outstanding common stock, directors and nominees, the Chief Executive Officer, the Executive Vice President and General Manager and all executive officers and directors as a group.

                                                      SHARES
                                                   BENEFICIALLY            % OF
                                                      OWNED                CLASS
                                                   ------------            -----
Voting Rights Agreement..........................     917,856(a)           19.9%
James J. Roberts, Jr.............................     575,983(a)(b)(d)     12.5%
  Individual and as Trustee of the James J.
  Roberts Trust dated January 23, 1991
  1619 Colonial Parkway
  Inverness, Illinois 60067
The Killen Group, Inc............................     357,900(c)            8.4%
  1199 Lancaster Avenue
  Berwyn, Pennsylvania 19312
Dimensional Fund Advisors, Inc...................     243,600(c)            5.7%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401
Anthony Spier....................................     177,568(a)(d)(e)      3.9%
Randall S. Wells.................................     135,058(a)(d)(e)      2.9%
Ernest R. Wish...................................      34,797(d)              *
John R. Blouin...................................      29,247(a)(d)(f)        *
Ira J. Kaufman...................................      14,078(d)              *
Frank R. Martin..................................       5,964(d)(f)           *
Marshall L. Burman...............................       1,400                 *
Jerry Kalov......................................       1,000                 *
Officers & Directors as a group (17 persons).....   1,267,974(d)(e)        27.5%

---------------
 *   Represent holdings of less than one percent.

(a) According to the Voting Rights Agreement dated December 9, 1998, Mr. Spier, Mr. Blouin, Mr. Roberts and Mr. Wells have agreed to vote 917,856 shares as a block on certain matters. See "Voting Rights Agreement" for additional disclosure.

(b) According to Schedule 13D filed with the Securities and Exchange Commission by Mr. Roberts and other information furnished by him, Mr. Roberts has sole voting power over all shares beneficially owned by him. According to such information, all of these shares are owned by Mr. Roberts as trustee of a trust of which he is sole beneficiary.

(c) According to Schedule 13G filed with the Securities and Exchange Commission, The Killen Group, Inc., a registered investment advisor, is deemed to have beneficial ownership of 357,900 shares of Wells-Gardner Electronics as of December 31, 1998.

     According to Schedule 13G filed with the Securities and Exchange Commission, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 243,600 shares of Wells-Gardner Electronics as of

December 31, 1998. All securities reported are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such securities.

(d) The amounts shown include the following shares that may be acquired within 60 days pursuant to outstanding stock options: Mr. Spier, 47,250 shares; Mr. Wells, 34,450 shares, Mr. Roberts, 9,747 shares, Mr. Wish, 9,747 shares, Mr. Blouin, 9,747 shares, Mr. Kaufman, 4,678 shares, Mr. Martin, 1,764 shares; and all executive officers and directors as a group, 329,582 shares.

(e) The amounts shown include performance-based restricted stock awards that could vest in accordance with their terms as follows: Mr. Spier, 14,000 shares; Mr. Wells, 4,000 shares; and all executive officers and directors as a group, 46,000 shares. These performance-based restricted stock awards were amended in February 1996. See "Report of the Compensation Committee" for a description of the performance-based restricted stock awards.

(f) Excludes shares owned in joint tenancy as follows: Mr. Blouin, 1,000 and Mr. Martin, 1,000 shares. In each case, beneficial ownership of such shares is disclaimed.

                  REPORT OF BOARD OF DIRECTORS ON COMPENSATION

     This report of the Board of Directors shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

OVERVIEW OF EXECUTIVE COMPENSATION POLICIES

     The Board of Directors' policy with respect to compensation of the Company's executive officers includes the following objectives:

     - Maintain a level of compensation that will attract and retain highly qualified individuals.

     - Match the compensation goals of the executive officers with the short-term and long-term operational goals of the Company.

     - Align the interests of the executive officers and shareholders.

     - Reward significant performance by individual executive officers, which performance contributes to the success of the Company.

     To achieve these objectives, the overall compensation of the Company's executive officers was comprised in 1998 of salaries and stock options granted under the Company's Amended and Restated Incentive Stock Plan. The Board of Directors determines the annual salary of each executive officer, based upon recommendations of the Compensation Committee. The Amended and Restated Incentive Stock Plan is administered by the Compensation Committee. See "Report of the Compensation Committee" herein.

     Certain executive officers are parties to employment contracts which specify minimum salaries. Any compensation exceeding such minimum levels is set relative to executive compensation at comparable companies in the electronics industry and companies of comparable size.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Spier is employed under a contract originally entered into in connection with his joining the Company and being elected as Chairman of the Board, President and Chief Executive Officer of the Company in April 1994 (the "1994 Contract"). In February 1999, Mr. Spier's contract was amended (the "Amended Contract"). The Amended Contract, which expires December 31, 2002, but can be extended for additional one-year terms thereafter, provides for minimum annual compensation of $232,000. Mr. Spier may terminate the Amended Contract in the event of a "change in control" of the Company. If, upon a "change of control" of the Company, Mr. Spier terminates the Amended Contract and does not, within five days of termination, enter into a new contract with a term of at least two years with the Company or the Company's successor, the Amended Contract provides that Mr. Spier is entitled to a lump sum payment in an amount equal to the greater of the compensation Mr. Spier would have been entitled to but for such termination during the remaining term of the agreement and twice his total compensation from the Company for the twelve calendar months preceding termination. In addition, in case of a "change of control," the Amended Contract provides for payment of the value of any unvested stock options or stock awards, and a payment to offset any excise tax liability (pursuant to section 4999 of the Internal Revenue Code) incurred. In addition, Mr. Spier is to be reimbursed for legal fees and expenses incurred by Mr. Spier as a result of such termination. Mr. Spier also received stock options in 1998. See "Report of the Compensation Committee" and "Summary Compensation Table" herein.

                               BOARD OF DIRECTORS

Anthony Spier                 John R. Blouin
Marshall L. Burman            Jerry Kalov
Ira J. Kaufman                Frank R. Martin
James J. Roberts, Jr.         Randall S. Wells
Ernest R. Wish

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company believes that significant stock ownership by executive officers is a major incentive in building shareholder value and aligning the interests of executives and shareholders. Under the Company's Amended and Restated Incentive Stock Plan, which is administered by the Compensation Committee, nonqualified stock options, incentive stock options, stock appreciation rights and stock awards may be granted to officers and other key employees of the Company. In 1998, 145,000 stock options were granted to ten executive officers.

CHIEF EXECUTIVE OFFICER AWARDS

     In 1994, in connection with Mr. Spier joining the Company and being elected Chairman of the Board, President and Chief Executive Officer, and as a part of his overall compensation, Mr. Spier received a performance-based restricted stock award of 30,000 shares and received an additional restricted stock award of 9,000 shares in connection with the grant of performance-based restricted stock awards to all executive officers (the terms of which are set forth in footnote (c) to the "Summary Compensation Table" herein). In 1998, Mr. Spier was also granted an option to purchase 30,000 shares of Common Stock at an exercise price of $4.625, the fair market value on the date of the grant. See "Option Grants in 1998" for further information with respect to the specific terms of such grant. The Compensation Committee believes the stock awards make a significant portion of Mr. Spier's overall compensation dependent on Company performance and the option grant helps to align Mr. Spier's long term compensation directly with shareholder value since the potential value of the grant is tied directly to increases in the fair market value of the Company's Common Stock during the term of the option.

                             COMPENSATION COMMITTEE

                                 John R. Blouin
                               Marshall L. Burman
                                 Ernest R. Wish

                           SUMMARY COMPENSATION TABLE

     Set forth on the following table are, for the years indicated, each component of compensation paid to the Chief Executive Officer, Vice President of Service and Coin and Vice President of Marketing.

                                          ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                      ----------------------------   -----------------------------------
                                                            OTHER                 SECURITIES     LONG-       ALL
                                                           ANNUAL    RESTRICTED     UNDER-       TERM       OTHER
                                                           COMPEN-     STOCK        LYING      INCENTIVE   COMPEN-
         NAME AND            FISCAL   SALARY(A)   BONUS    SATION      AWARDS      OPTIONS      PAYOUTS    SATION
    PRINCIPAL POSITION        YEAR       ($)       ($)     (B)($)      (C)($)        (#)        (C)($)     (D)($)
    ------------------       ------   ---------   ------   -------   ----------   ----------   ---------   -------
Anthony Spier..............   1998     226,435    32,176   11,279       --          30,000      45,500      7,016
  Chairman of the Board,      1997     224,134    39,998   15,919       --          30,000      42,000     33,116
  President and Chief         1996     202,066        --   13,800       --          30,000          --      6,766
  Executive Officer
Mark Komorowski............   1998     115,718     5,052    8,400       --          15,000      10,500      3,995
  Vice President              1997     100,817     4,376    8,400       --          15,000       7,000      3,447
  of Service and Coin         1996     100,692        --    5,508       --          10,000          --      2,751
John Pircon................   1998      91,565    13,027    8,400       --          15,000      10,500      3,259
  Vice President              1997      88,222    13,198    8,400       --          15,000       7,000      3,136
  of Marketing                1996      90,113        --    6,474       --          15,000          --      2,945

---------------
(a) Includes all pre-tax employee contributions to the Employee Retirement 401(k) Plan.

(b) Includes benefits associated with the use of a Company automobile or monthly allowance for 1998, 1997 and 1996.

(c) In 1994, Mr. Spier received performance-based restricted stock awards aggregating 39,000 shares, which awards were amended in February 1996, and, as amended, are subject to vesting or forfeiture as follows: 12,000, 13,000 and 14,000 of Mr. Spier's shares will vest in each of 1996, 1997 and 1998, respectively, if the Company's earnings equal or exceed the target amount for that year. Shares for any year which do not vest because of failure to attain that year's performance goal may vest on the basis of the attainment of cumulative performance goals during the three-year period. The performance goal set for these awards was reached for the period ended December 31, 1998 and subsequently paid in 1999. As of December 31, 1998, Mr. Spier owned a total of 14,000 shares of restricted stock with a fair market value of $37,625.

     In 1994, Mr. Komorowski and Mr. Pircon received performance-based restricted stock awards of 9,000 shares each, which awards were amended in February 1996, and, as amended, are subject to vesting or forfeiture as follows: 2,000, 3,000 and 4,000 shares will vest in each of 1996, 1997 and 1998, respectively, if the Company's earnings equal or exceed the target amount for that year. Shares for any year which do not vest because of failure to attain that year's performance goal may vest on the basis of the attainment of cumulative performance goals during the three-year period. The performance goal set for these awards was reached for the period ended December 31, 1998 and subsequently paid in 1999. As of December 31, 1998, Mr. Komorowski and Mr. Pircon each owned a total of 4,000 shares of restricted stock each with a fair market value of $10,750.

(d) Includes premiums paid on life insurance for the benefit of Mr. Spier for 1998, 1997 and 1996 of $2,016, $2,016 and $2,016, respectively and the
    Company's contributions to the Employee Retirement 401(k) Plan in 1998, 1997 and 1996 of $5,000, $4,750 and $4,750, respectively. Included in 1997 was $26,350 for an automobile purchase.

     Includes premiums paid on life insurance for the benefit of Mr. Komorowski for 1998, 1997 and 1996 of $143, $97 and $115, respectively and the Company's contributions to the Employee Retirement 401(k) Plan in 1998, 1997 and 1996 of $3,852, $3,350 and $2,636, respectively.

     Includes premiums paid on life insurance for the benefit of Mr. Pircon for 1998, 1997 and 1996 of $158, $171, and $193, respectively and the Company's contributions to the Employee Retirement 401(k) Plan in 1998, 1997 and 1996 of $3,101, $2,965 and $2,752, respectively.

                             OPTION GRANTS IN 1998

     Set forth is certain information concerning grants of options to the Chief Executive Officer, Vice President of Service and Coin and Vice President of Marketing.

                                                                                               POTENTIAL
                                                                                           REALIZED VALUE AT
                                                  INDIVIDUAL GRANTS                          ASSUMED ANNUAL
                              ----------------------------------------------------------     RATES OF STOCK
                                                PERCENTAGE OF                                    PRICE
                                 NUMBER OF      TOTAL OPTIONS                               APPRECIATION FOR
                                SECURITIES       GRANTED TO                                   OPTION TERM
                                UNDERLYING        EMPLOYEE      EXERCISE OF                ------------------
                              OPTIONS GRANTED      IN 1998      BASE PRICE    EXPIRATION     5%        10%
            NAME                    (#)              (%)         ($/SHARE)       DATE        ($)       ($)
            ----              ---------------   -------------   -----------   ----------   -------   --------
Anthony Spier...............      30,000(a)         9.60           4.625       6/16/2008   66,247    158,673
Mark Komorowski.............      15,000(a)         4.80           4.625       6/16/2008   33,123     79,336
John Pircon.................      15,000(a)         4.80           4.625       6/16/2008   33,123     79,336

---------------
(a) The options become exercisable in 25% installments in December 1998, June 1999, June 2000 and June 2001.

                    AGGREGATED OPTION EXERCISES IN 1998 AND
                       OPTION VALUES AT DECEMBER 31, 1998

     Set forth on the following table is information relating to the number of shares of Common Stock subject to options held at December 31, 1998, by the Chief Executive Officer, Vice President of Service and Coin and Vice President of Marketing. No unexercised options for shares of Common Stock were in-the-money at December 31, 1998.

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            SHARES                         FISCAL YEAR-END (#)          FISCAL YEAR-END(A)($)
                         ACQUIRED ON       VALUE       ---------------------------   ---------------------------
         NAME            EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ------------   ------------   -----------   -------------   -----------   -------------
Anthony Spier..........     29,425         89,450        39,750         37,500              0               0
Mark Komorowski........     11,637         34,125        14,588         21,250              0               0
John Pircon............          0              0        42,511         22,500              0               0

---------------
(a) Based on a per share value, at December 31, 1998, of $2.6875.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Anthony Spier, James J. Roberts, Jr. and Frank R. Martin serve on the Executive Committee, which deals with certain matters related to compensation of executive officers. Mr. Spier does not participate in any decisions relating to his compensation. The Compensation Committee, which administers the Company's Amended and Restated Incentive Stock Plan, consists of John R. Blouin, Marshall
L. Burman and Ernest R. Wish. Mr. Roberts is Chairman of the Board and Chief Executive Officer of James Industries, Inc. and Mr. Blouin is President of James Industries, Inc., a sales representative organization, acts as a sales representative for, and as a distributor of, the Company's products. James Industries, Inc. has been an independent sales representative for the Company since 1979 and is compensated therefor on a commission basis pursuant to the Amended and Restated Sales Representation Agreement dated December 9, 1998 (the "Representation Agreement"). Commissions paid or due pursuant to the Representation Agreement to James Industries, Inc. in 1998, totaled approximately $1,386,000. The agreement expires December 31, 2003, but can be extended for additional one-year terms thereafter. James Industries, Inc. also acts as a distributor, purchasing the Company's products for sale to third parties. For 1998, the Company's sales to James Industries, Inc. totaled approximately $258,000.

                      COMMON STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative total shareholder return of the Company's Common Stock with the cumulative total return of the S&P Midcap 400 Index and the S&P Electronics-Instrumentation Index during the years 1993 through 1998, assuming the investment of $100 on December 31, 1993, and the reinvestment of dividends.

                              [PERFORMANCE GRAPH]

                                                             CUMULATIVE TOTAL RETURN
                                            --------------------------------------------------------
                                             12/93     12/94    12/95     12/96      12/97    12/98
Wells-Gardner Electronics Corporation       100.00     67.19     79.69    109.38     148.44    67.19
S&P Midcap 400 Index                        100.00     96.42    126.25    150.49     199.03   227.74
S&P Electronics (Instrumentation) Index     100.00    124.28    192.35    241.05     283.08   337.42

*$100 Invested on 12/31/93 in Stock or Index
(Includes Reinvestment of Dividends)

           PROPOSAL FOR APPROVAL OF THE ADOPTION OF THE WELLS-GARDNER
                ELECTRONICS CORPORATION 1999 STOCK PURCHASE PLAN

     Subject to the approval of the Company's stockholders at the Annual Meeting, the Board of Directors has adopted the Wells-Gardner Electronics Corporation 1999 Stock Purchase Plan (the "Stock Purchase Plan"), effective as of January 1, 1999. The Company wishes to provide a stock purchase plan within the meaning of Section 423 of the Code to encourage its employees to hold a proprietary interest in the Company and provide them with an additional incentive to work for the long-term success of the Company. Stockholders are being asked to approve the adoption of the Stock Purchase Plan (i) to qualify the Stock Purchase Plan under Section 423 of the Code and (ii) to qualify the Stock Purchase Plan pursuant to Rule 16b-3 under the Act and thereby render certain transactions under the Stock Purchase Plan exempt from Section 16 of the Act.

     The Stock Purchase Plan is administered by a committee of the Board of Directors made up of directors who are not eligible to participate in the Stock Purchase Plan and have not been so eligible. At present, that committee is the Compensation Committee of the Board of Directors (the "Stock Purchase Plan Committee"). The Stock Purchase Plan Committee has plenary discretion and control respecting the administration of the Stock Purchase Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE ADOPTION OF THE 1999 STOCK PURCHASE PLAN.

     The following brief summary of certain features of the Stock Purchase Plan is qualified in its entirety by reference to the full text of the Stock Purchase Plan, which has been filed with the Securities and Exchange Commission.

TERMS OF THE STOCK PURCHASE PLAN

     Employees eligible to participate in the Stock Purchase Plan ("Eligible Employees") consist of all persons employed by the Company and any subsidiaries which have adopted the Stock Purchase Plan with the consent of the Board of Directors. The Stock Purchase Plan allows the Stock Purchase Plan Committee to exclude from participation any employee (i) who has accrued less than a minimum period of service with the Company as established by the Stock Purchase Plan Committee (but not to exceed 2 years), (ii) whose customary employment is for 20 hours or less per week, or (iii) whose customary employment is for not more than five months during a calendar year.

     The Stock Purchase Plan will operate on an annual basis from January 1 to the last day of the next following December (such period to be known as a "Plan Year"). In order to be eligible to participate during a Plan Year, an Eligible Employee must file the required enrollment and payroll deduction authorization forms prior to a specified due date known as the "Grant Date." The Stock Purchase Plan Committee currently anticipates that Grant Dates occurred or will occur on the first day of each calendar month; however, the determination of Grant Dates is in the complete discretion of the Stock Purchase Plan Committee.

     Eligible Employees participate by electing payroll deductions, with all such deductions credited to an account, but the Company will not segregate any assets relating to the account and all assets may be used for any lawful corporate purpose of the Company, and all Eligible Employees will be unsecured creditors of the Company. Payroll deductions held by the Company will be held without interest for participants. The Stock Purchase Plan Committee may determine what elements of compensation will be eligible for payroll deductions but such elements will generally include base salary, commissions and overtime pay.

     There generally will be one monthly purchase date on the last day of each calendar month (to be known as the "Exercise Date"); however, the Stock Purchase Plan Committee is authorized to determine alternate dates. Any period between the dates the shares will be purchased is known as the "Option Period." This is the period during which the amounts (not to exceed $2,083 per participant for any Option Period) will be deducted from payroll before being applied to purchase the Common Stock. The Option Period will be determined by the Stock Purchase Plan Committee and generally will be for a period of one month, but Option Periods may be as long as 27 months. On each Exercise Date, participants' payroll deductions credited to their accounts will be applied automatically to the purchase of Common Stock at a price per share which is the lesser of eighty-five percent (85%) of the average months closing price of the Common Stock. The number of shares actually purchasable per participant for the period will be the number of shares obtained by dividing the amount in such participant's account by the purchase price rounded to the third decimal.

     No participant may purchase shares of Common Stock in any calendar year under the Stock Purchase Plan with an aggregate fair market value (determined as of the Grant Date) in excess of $25,000. As of each Grant Date, the Stock Purchase Plan Committee may further set a maximum number of shares of Common Stock available for purchase by any one participant or in the aggregate by all participants. As of any Grant Date, the Stock Purchase Plan Committee will determine the maximum number of shares of Common Stock that may be purchased as of the Grant Date, and absent any such other determination by the Stock Purchase Plan Committee, the maximum number shall be $25,000 divided by the lowest closing price reported on the American Stock Exchange during the 12 consecutive month period ending immediately preceding the Grant

Date. There is also a maximum number of 500,000 shares of Common Stock available under the Stock Purchase Plan. If participant contributions are such that the total number of shares of Common Stock to be purchased would exceed the Stock Purchase Plan maximum, then the number of shares to be purchased by any participant shall be reduced in the proportion that the participant's payroll deductions bear to the total of all payroll deductions (and any excess payroll deductions will be credited to the participant for the next succeeding period).

     If a participant dies, no further payroll deductions may be made under the Stock Purchase Plan; however, a participant's representative may make a single sum payment (the amount of which will be determined by the Stock Purchase Plan Committee) equal to what would have been deducted had the participant continued in employment through the conclusion of the then current Option Period. Alternatively, the participant's representative may withdraw the participant's contributions to the Stock Purchase Plan by notifying the Stock Purchase Plan Committee, in writing, prior to the next Exercise Date, in which case no shares of Common Stock will be purchased. If the participant's representative does not withdraw the participant's previous contributions, then such contributions will be used to purchase Common Stock.

     If a participant's employment with the Company terminates as a result of disability or retirement, no further payroll deductions may be made under the Stock Purchase Plan; however, such participant may make a single sum payment (the amount of which will be determined by the Stock Purchase Plan Committee) equal to what would have been deducted had the participant continued in employment through the next Exercise Date. Alternatively, the participant may withdraw his or her contributions to the Plan prior to the next Exercise Date, in which case no shares of Common Stock will be purchased. If the participant does not withdraw the previous contributions, then such contributions will be used to purchase Common Stock.

     If a participant terminates his or her employment with the Company (other than as a result of death, disability or retirement), then the amount previously withheld from the participant's pay will be returned to the participant and no shares of Common Stock will be purchased for the participant.

     A Change in Control of the Company will generally be treated as an Exercise Date. A "Change in Control" is deemed to occur in the event of certain acquisitions of 25% or more of (the combined voting power of) the Company's outstanding Common Stock, certain changes of a majority of the Board of Directors, or certain qualifying reorganizations, mergers, consolidations or sales of the Company's assets.

     At any time during an Option Period, a participant may cancel his or her payroll deductions and receive a refund of the amounts previously deducted. A participant may also suspend payroll deductions, but prior payroll deductions shall not be distributed.

     The shares of Common Stock to be offered shall be authorized but unissued shares. In the event there is any change in the shares of the Company by reason of stock dividends, stock split-ups, recapitalizations, or combinations or exchanges of shares, or otherwise, appropriate adjustments in the number of shares available for purchase, as well as the shares subject to purchase rights and the purchase price thereof, shall be made, but no fractional shares shall be subject to purchase and, upon any adjustment, each purchase right shall be adjusted down to the nearest full share.

     No person will be able to purchase stock under the Stock Purchase Plan, if such person, immediately after the purchase, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. Participants do not have the right to assign or transfer their rights to purchase the Common Stock under the Stock Purchase Plan.

     The Board has authority to amend the Stock Purchase Plan, subject to the limitation that no amendment may be made without stockholder approval to the extent such approval is required by law (including Section 423 of the Code). The Board may at any time suspend or terminate the Stock Purchase Plan, but no such action may adversely affect the participants' rights and obligations with respect to purchase rights at that time outstanding under the Stock Purchase Plan.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     The following summary of tax consequences with respect to awards under the Stock Purchase Plan is not comprehensive and is based upon laws and regulations in effect on January 1, 1999. Such laws and regulations are subject to change.

     The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code. Under present law, a participant will not be deemed to have received any compensation for Federal income tax purposes on either a Grant Date or Exercise Date.

     If a participant's account is applied to purchase Common Stock while the participant is an employee and the participant disposes (for example, by a sale, exchange, gift or transfer of legal title, subject to narrow exceptions) of the Common Stock purchased under the Stock Purchase Plan either within two years after the Grant Date or within one year after the Exercise Date (a "disqualifying disposition"), the excess of the fair market value of the Common Stock on the Exercise Date over the exercise price of the Common Stock under the Stock Purchase Plan will be taxable as ordinary income (even if there is no gain realized at the time of the disposition) and, for purposes of computing gain or loss on the disposition, the participant's cost basis will be increased by the amount of the ordinary income recognized. Any additional gain or loss to be recognized upon disposition will be a capital gain or loss.

     If a participant's account is applied to purchase Common Stock while the participant is an employee and the employee disposes of Common Stock purchased under the Stock Purchase Plan two years or more after the Grant Date and one year or more after the Exercise Date (a "qualifying disposition"), the tax treatment will be different. The participant must recognize as ordinary income the lesser of (a) any excess of the fair market value of the Common Stock on the Grant Date over the exercise price on the Grant Date; and (b) any excess of the fair market value of the Common Stock on the date the stock is disposed of over the amount paid for the stock. The participant's basis in the Common Stock is increased by the amount of ordinary income recognized. The difference between the fair market value on the date of disposition and the adjusted basis (i.e., basis increased by ordinary income recognized) will be taxable as a capital gain. If the Common Stock is sold at a price below the exercise price, the loss will be treated as a capital loss.

     The Company will not be entitled to a deduction for any difference between the fair market value of the Common Stock and the purchase price for the Common Stock under the Stock Purchase Plan, except to the extent it is taxed to the participant as ordinary income upon a disqualifying disposition and the Company makes any necessary and appropriate tax withholding arrangements. Different dates for recognizing gain may apply to participants who are subject to Section 16(b) of the Securities and Exchange Act.

STOCK PURCHASE PLAN BENEFITS

     It is not possible to determine the number of shares of Common Stock that will in the future be purchased under the Stock Purchase Plan by any particular individual.

                    PROPOSAL FOR RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of KPMG LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 1999. Although shareholder ratification is not required, the Board of Directors believes that the shareholders should be afforded the opportunity to ratify the appointment and has directed that such appointment be submitted to the shareholders of the Company for ratification at the Meeting. KPMG LLP has served as independent public accountants of the Company with respect to the Company's financial statements for fiscal years 1996, 1997 and 1998, and is considered by the Board of Directors of the Company to be well qualified. If the shareholders do not ratify the appointment of KPMG LLP, the Board of Directors may reconsider the appointment. During fiscal 1998, KPMG LLP provided the Company with audit and tax services totaling approximately $76,600.

     A representative of KPMG LLP will be present at the Annual Meeting and may have the opportunity to make a statement. The representative will also be available to respond to appropriate questions from the shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any person holding more than ten percent of the Company's Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that all of these filing requirements were satisfied by its directors and officers and ten percent holders during 1998. In making these statements, the Company has relied on the representations of its directors and officers and its ten percent holders and copies of the reports that they have filed with the Securities and Exchange Commission.

                         PROPOSALS OF SECURITY HOLDERS

     Pursuant to the proxy solicitation regulations of the SEC, any shareholder proposal intended to be presented at the 2000 Annual Meeting of Shareholders (the "2000 Meeting") must be received at the Company's executive offices, 2701 North Kildare Avenue, Chicago, Illinois 60639, by no later than November 12, 1999, in order to be considered for inclusion in the Company's proxy statement materials relating to such meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy any shareholder proposal which does not meet the requirements of the SEC in effect at that time. The Company form of proxy for the 2000 Meeting will confer discretionary authority upon the persons named as proxies to vote on any untimely stockholder proposals.

                     NOTICE OF BUSINESS TO BE CONDUCTED AT
                          A SPECIAL OR ANNUAL MEETING

     The bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. The bylaws of the Company provide an advance notice procedure for a shareholder to properly bring notice to the Secretary of the Corporation not less than twenty (20) days prior to such meeting. The advance notice by shareholders must include (i) a brief description of the business to be brought before the meeting, (ii) the name, age, business and residence address of the shareholder submitting the proposal,
(iii) the principal occupation or employment of such shareholder, (iv) the number of shares of the Company which are beneficially owned by such shareholder, and (v) any material interest of the shareholder in such business. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at that time such proposal is received.

                                 OTHER BUSINESS

     The Company is not aware of any business to be acted upon at the Meeting other than that which is described in this Proxy Statement. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matter that may properly be brought before the Meeting. In the event that other business calling for a vote of the shareholders is properly presented at the Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

Chicago, Illinois
March 19, 1999

                                  [PROXY CARD]

                     WELLS-GARDNER ELECTRONICS CORPORATION
                           2701 NORTH KILDARE AVENUE
                            CHICAGO, ILLINOIS 60639

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony Spier, Randall S. Wells and James J. Roberts, Jr. and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all common shares of Wells-Gardner Electronics Corporation held of record by the undersigned on March 12, 1999, at the annual meeting of shareholders to be held on April 27, 1999, and any adjournment thereof. A majority of the Proxies present at the meeting, and if only one is present, then that one, may exercise the power of all the Proxies hereunder.

1. ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below
                                           (except as marked to the contrary below)

Anthony Spier, John R. Blouin, Marshall L. Burman, Jerry Kalov, Ira J. Kaufman,
    Frank R. Martin, James J. Roberts, Jr., Randall S. Wells, Ernest R. Wish

If additional persons are nominated, the named Proxies may cumulate the votes represented by this proxy in their discretion among the above named nominees. The withholding of authority to vote for any individual nominee or nominees will permit the Proxies to distribute the withheld votes among the remaining nominees. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below).

--------------------------------------------------------------------------------

2. ADOPTION OF THE COMPANY'S 1999 STOCK PURCHASE PLAN. To consider and vote upon a proposal to adopt the Company's 1999 Stock Purchase Plan.

                 [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To consider and vote upon a proposal to ratify the appointment of KPMG LLP, as independent public accountants of the Company for the current fiscal year.

                 [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS AND FOR PROPOSALS 2 AND 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED                         , 1999
     -------------------------


------------------------------------
Signature


------------------------------------
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.